Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ROCKWELL MEDICAL, INC.,
a Michigan corporation

As amended March 12, 2018

ARTICLE I
OFFICES

1.1                               Registered Office.  The registered office of the Corporation shall be located at such place in Michigan as the Board of Directors from time to time determines.

1.2                               Other Offices.  The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1                               Time and Place.  All meetings of the shareholders shall be held at such place and time as the Board of Directors determines.

2.2                               Annual Meetings.  An annual meeting of shareholders shall be held on a date each year to be determined by the Board of Directors.  At the annual meeting, the shareholders shall elect directors and transact such other business as is properly brought before the meeting and described in the notice of meeting.  If the annual meeting is not held on its designated date, the Board of Directors shall cause it to be held as soon thereafter as convenient.

2.3                               Special Meetings.  Special meetings of the shareholders, for any purpose, (a) may be called by the Corporation’s chief executive officer or the Board of Directors, and (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote at the meeting; provided, that shareholders shall not be permitted, except as required by applicable law, to call a special meeting for the purpose of electing directors or amending this Section 2.3.

2.4                               Notice of Meetings.  Written notice of each shareholders meeting, stating the place, date and time of the meeting and the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting.  Notice of adjourned meetings is governed by Section 2.7 below.

2.5                               Advance Notice Requirements for Shareholder Proposals and Director Nominees.

(a)                                 Director Nominations.

(1)                                 Only persons who are nominated in accordance with the procedures set forth in this Section 2.5(a) shall be eligible to serve as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board of Directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 2.5(a) and at the time of the shareholders meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.5(a) and who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s).  Unless otherwise provided in the Corporation’s articles of incorporation, Section 2.5(a)(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting.

(2)                                 Without qualification, for nominations to be made by a shareholder at an annual meeting or, if the Board has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 2.5(a)(3)) to the Secretary of the Corporation at the Corporation’s principal office and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 2.5(c).

(3)                                 To be in proper form for purposes of this Section 2.5(a), a shareholder’s notice must set forth the following information:

(i)                                     as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, (D) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (E) an undertaking from each such person to be nominated that, if elected to the Board, they will comply with corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are generally applicable to directors who are not employees of the Corporation;

(ii)                                  as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any

Material Ownership Interests, (C) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (D) whether the Proposing Person intends to solicit proxies from shareholders in support of such nominee(s); and

(iii)                               a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

(4)                                 The shareholder providing the notice shall furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.

(5)                                 Notwithstanding anything in the Timely Notice requirement in Section 2.5(a)(2) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b)                                 Other Business.

(1)                                 At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business (except as provided in the next sentence), must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) brought before the meeting by or at the direction of the Board of Directors or (C) otherwise properly brought by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.5(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting.  Except for (i) proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange Act and included in the notice of meeting and proxy statement given by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (ii) director nominations (which shall be governed by Section 2.5(a)), clause (C) of the preceding sentence shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.  At a special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting and applicable law.

(2)                                 Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to this Section 2.5(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the Corporation’s principal office and (B) provide any updates or supplements to such notice at the times and in the form required by Section 2.5(c).

(3)                                 To be in proper form for purposes of this Section 2.5(b), a shareholder’s notice shall set forth the following information:

(i)                                     a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the text of any resolutions or bylaw amendments proposed for consideration);

(ii)                                  all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder in connection with the meeting at which such proposed business is to be acted upon;

(iii)                               a brief description of any material interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings between such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;

(iv)                              as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, and (C) whether the Proposing Person intends to solicit proxies from shareholders in support of such business; and

(v)                                 a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to propose the business identified in the shareholder’s notice.

(c)                                  Requirement to Update Information.  A shareholder providing any notice as provided in Section 2.5(a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.5(a) or 2.5 (b), as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, and such update and supplement shall be delivered to or otherwise received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d)                                 Determination of Improperly Brought Nomination or Business.  The chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 2.5 and, if the chairman should so determine, the chairman shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)                                  Definitions.  As used in this Section 2.5, the following terms have the meanings ascribed to them below.

(1)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(2)                                 “Material Ownership Interests” means (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and of record by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a (A) limited liability company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice.

(3)                                 “Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act), and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(4)                                 “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, Marketwire, PR Newswire or comparable news service or in a document furnished to or filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available.

(5)                                 “Timely Notice.”  (i) With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 2.5; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which a Public Announcement of the date of such meeting is first made by the Corporation.

(ii)                                  With respect to a special meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 2.5.

(iii)                               In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(f)                                   Compliance With Applicable Law.  Notwithstanding the foregoing provisions of this Section 2.5, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.  Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the articles of incorporation.

2.6                               List of Shareholders.  The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment of the meeting.  The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares held by, each shareholder.  The list shall be produced at the time and place of the meeting, may be inspected by any shareholder at any time during the meeting and shall be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting.  If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

2.7                               Quorum; Adjournment; Attendance by Remote Communication.

(a)                                 Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the state of Michigan, at all shareholders’ meetings, the shareholders present in person or represented by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting, shall constitute a quorum.  Once a quorum is present at a meeting, all shareholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business.

(b)                                 Regardless of whether a quorum is present, a shareholders’ meeting may be adjourned to another time and place by (i) a vote of the shares present in person or by proxy without notice other than announcement at the meeting; or (ii) the chairman of the meeting provided, that (x) only such business may be transacted at the adjourned meeting as might have been transacted at the original meeting and (y) if the adjournment is for more than 60 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting.

(c)                                  Subject to any guidelines and procedures adopted by the Board of Directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication (as such term is defined under applicable law), are considered present in person for all relevant purposes, and may vote at the meeting if all of the following conditions are satisfied:  (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation implements reasonable measures to provide each shareholder and proxy holder with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.  A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

2.8                               Voting.  Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder and on each matter submitted to a vote.  Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder’s proxy.  When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action.  Abstentions shall not be considered votes cast on such action.  Directors shall be elected by a plurality of the votes cast at any election.

2.9                               Proxies.  A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy.  Each proxy shall be in writing and signed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to an agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder.  A complete copy, fax, or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used.  A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy.  A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the state of Michigan.

2.10                        Questions Concerning Elections.  The Board of Directors may, in advance of the meeting, or the chairman of the meeting may, at the meeting, appoint one or more inspectors to act at a shareholders’ meeting or any adjournment thereof.  If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the chairman of the meeting, the inspectors shall make and execute a written report to the chairman of the meeting of any of the facts found by them and matters determined by them.  The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

2.11                        Conduct of Meeting.  At each meeting of shareholders, a chairman shall preside.  In the absence of a specific selection by the board of directors, the chairman shall be the Chairperson of the Board of Directors as provided in Section 4.7.  The chairman shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders.  The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting.  After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.  If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants.  The chairman of the meeting shall appoint a person to act as secretary of the meeting, which person may be the Secretary of the Corporation or any other person.

ARTICLE III
DIRECTORS

3.1                               Number and Residence.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen members.  The number of directors shall be determined from time to time by a resolution adopted by an affirmative vote of the entire Board of Directors.  Directors need not be Michigan residents or shareholders of the Corporation.

3.2                               Classes, Election and Term.  The directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  When this Section 3.2 becomes first effective, the term of office of Class I directors shall end on the first annual stockholders’ meeting after their election; the term of office of Class II directors shall end on the second annual stockholders’ meeting after their election; and the term of office of Class III directors shall end on the third annual stockholders’ meeting after their election.  At each annual meeting thereafter, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office for a term that shall expire on the third succeeding annual meeting.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, the additional directors shall be classified as provided by the Board of Directors.

Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Bylaws applicable thereto, except that such directors so elected shall not be divided into classes pursuant to this Article.

3.3                               Resignation.  A director may resign by written notice to the Corporation.  A director’s resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

3.4                               Removal.  One or more directors may be removed only for cause by vote of the holders of a majority of the shares entitled to vote at an election of directors.

3.5                               Vacancies.  A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office.  If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.  A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify.

3.6                               Place of Meetings.  The Board of Directors may hold meetings at any location.  The location of annual and regular Board of Directors’ meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.

3.7                               Annual Meetings.  Each newly elected Board of Directors may meet promptly after the annual shareholders’ meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting.  No notice of the annual directors’ meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum is present.

3.8                               Regular Meetings.  Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

3.9                               Special Meetings.  Special meetings of the Board of Directors may be called by the chief executive officer, and shall be called by the President or Secretary upon the written request of two directors, on two days notice to each director or committee member by mail or 24 hours notice by any other means provided in Section 5.1.  The notice must specify the place, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting.  Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.9.

3.10                        Quorum.  At all meetings of the Board or a Board committee, a majority of the directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required by the Articles of Incorporation, these Bylaws or the Board resolution establishing such Board committee.  If a quorum is not present at any Board or Board committee meeting, a majority of the directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting.  Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

3.11                        Voting.  The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required by the Michigan Business Corporation Act, the Articles of Incorporation, these Bylaws, or the Board resolution establishing the Board committee.

3.12                        Telephonic Participation.  Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other.  Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at such meeting.

3.13                        Action by Written Consent.  Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing.  Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

3.14                        Additional Committees.  The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each consisting of one or more directors.  The Board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a committee meeting.  In the absence or disqualification of a member of a committee, the committee members present and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.  Any committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board of Directors in management of the business and affairs of the Corporation, except a committee does not have power or authority to:

(a)                                 Amend the Articles of Incorporation.

(b)                                 Adopt an agreement of merger or share exchange.

(c)                                  Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets.

(d)                                 Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

(e)                                  Amend the Bylaws of the Corporation.

(f)                                   Unless the resolution designating the committee or a later Board of Director’s resolution expressly so provides, declare a distribution or dividend or authorize the issuance of shares.

Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee.  Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

3.15                        Compensation.  The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a Board committee.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

3.16                        Amendment.  This Article III may not be amended by less than unanimous written consent of shareholders, and may only be amended by the affirmative vote of a majority of the shares entitled to vote thereon, in addition to the vote otherwise required by the Michigan Business Corporation Act.

ARTICLE IV
OFFICERS

4.1                               Officers and Agents.  The Board of Directors shall appoint a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairperson of the Board, a Vice Chairperson of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.  The Board of Directors may also from time to time appoint, or delegate authority to the Corporation’s chief executive officer to appoint, such other officers and agents as it deems advisable.  Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.  An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

4.2                               Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors (or a designated committee thereof).

4.3                               Term.  Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal.  The election or appointment of an officer does not, by itself, create contract rights.

4.4                               Removal.  An officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause.  The removal of an officer shall be without prejudice to his or her contract rights, if any.

4.5                               Resignation.  An officer may resign by written notice to the Corporation.  The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

4.6                               Vacancies.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

4.7                               Chairperson of the Board.  The Chairperson of the Board, if such office is filled, shall be a director and shall preside at all shareholders’ and Board of Directors’ meetings at which the Chairperson is present unless otherwise determined by the Board of Directors pursuant to Section 2.11.  If the office of Chairperson of the Board is not filled, the Board shall select another independent director to perform the duties and execute the authority of the Chairperson of the Board.

4.8                               Chief Executive Officer.  The chief executive officer of the Corporation shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  If no designation of chief executive officer is made, the President shall be the chief executive officer.  The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

4.9                               President.  The President shall be the chief operating officer of the Corporation.  The President may delegate to the officers other than the chief executive officer or Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

4.10                        Executive Vice Presidents and Vice Presidents.  The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s chief executive officer, unless otherwise determined by the Board of Directors or the chief executive officer.  The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority.  In the absence or disability of the President, the authority of the President shall descend to the

Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board.  If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

4.11                        Secretary.  The Secretary shall act under the direction of the Corporation’s chief executive officer and President.  The Secretary shall attend all shareholders’ and Board of Directors’ meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the shareholders and Board of Directors in the Corporation’s minute books.  The Secretary shall perform these duties for Board committees when required.  The Secretary shall see to it that all notices of shareholders’ meetings and special Board of Directors’ meetings are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws.  The Secretary shall have custody of the Corporation’s seal and, when authorized by the Corporation’s chief executive officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

4.12                        Treasurer.  The Treasurer shall act under the direction of the Corporation’s chief executive officer and President.  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation’s chief executive officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation’s chief executive officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

4.13                        Assistant Vice Presidents, Secretaries and Treasurers.  The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation’s chief executive officer, the President and the officer they assist.  In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary.  The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

4.14                        Execution of Contracts and Instruments.  The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation’s behalf; the Board may also ratify or confirm any such execution.  If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation’s chief executive officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

4.15                        Voting of Shares and Securities of Other Corporations and Entities.  Unless the Board of Directors otherwise directs, the Corporation’s chief executive officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.

ARTICLE V
NOTICES AND WAIVERS OF NOTICE

5.1                               Delivery of Notices.  All written notices to shareholders, directors and Board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address.  Written notices to directors or Board committee members may also be delivered at his or her office on the Corporation’s premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or other electronic transmission (as such term is defined under applicable law), addressed to the address referred to in the preceding sentence.  Notices given pursuant to this Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service.  Notices given by overnight carrier shall be deemed “dispatched” at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice.  Telephonic notice may be given for special meetings of the Board of Directors or any Board committee.  The Corporation shall have no duty to change the written address of any director, Board committee member or shareholder unless the Secretary receives written notice of such address change.  If the Corporation is required or permitted to provide shareholders with a written notice, report, statement or communication, the Corporation may deliver to all shareholders sharing a common address one shared copy of it to the common address if:  (i) the Corporation addresses the notice, report, statement or communication to the shareholders who share the common address in any form to which any of such shareholders have not objected, (ii) at least 60 days before the first delivery of any delivery to a common address, the Corporation gives notice to the shareholders who share that common address that it intends to provide only one shared copy of notices, reports, statements and other communications to shareholders that share a common address, and (iii) the Corporation has not received a written objection from any shareholder that shares a common address to deliveries to that shareholder in the manner provided in this sentence.  If such an objection is received, the objecting shareholder shall be provided separate copies of notices, reports, statements and other communications beginning 30 days after the Corporation’s receipt of such objection, but may deliver one shared copy of notices, reports, statements and other communications to the other shareholders at the common address who have not objected.

5.2                               Waiver of Notice.  Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney- in-fact, submits a signed waiver of the requirements either before or after the meeting, or if such requirements are waived in such other manner as may be permitted by applicable law.  Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the written waiver of notice.  Attendance at any shareholders’ meeting (in person or by proxy) will result in both of the following:

(a)                                 Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(b)                                 Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

5.3                               Subcommittees.  Any committee established by the Board of Directors pursuant to Section 3.14 may create one or more subcommittees.  Each subcommittee shall consist of one or more members of the committee.  The committee may delegate all or part of its power or authority to a subcommittee.  All references in these Bylaws to “committee” shall be deemed also to refer to subcommittees.

ARTICLE VI
SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD

6.1                               Certificates for Shares.  The shares of the Corporation shall be represented by certificates signed by the Chairperson of the Board, Vice- chairperson of the Board, President or a Vice-president.  The certificates also may be signed by another officer of the Corporation.  The officers’ signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee.  If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of issue.  Notwithstanding the foregoing, the Corporation may issue some or all of the shares without certificates to the fullest extent permitted by law.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

6.2                               Lost or Destroyed Certificates.  The Board of Directors may direct or authorize an officer to direct that a new certificate for shares be issued in place of any certificate alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors or officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner (or the owner’s legal representative) of such lost or destroyed certificate to give the Corporation an affidavit claiming that the certificate is lost or destroyed or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to such old or new certificate.

6.3                               Transfer of Shares.  Certificated shares of the Corporation are transferable only on the Corporation’s stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.  Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify, and such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

6.4                               Record Date.  The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including without limitation determining shareholders entitled to (a) notice of, and to vote at, any shareholders’ meeting or any adjournment of such meeting; (b) express consent to, or dissent from, a proposal without a meeting; or (c) receive payment of a dividend or distribution or allotment of a right.  The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 10 days after the Board resolution fixing a record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action.

If a record date is not fixed:

(a)                                 the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

(b)                                 if prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

(c)                                  the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

A determination of shareholders of record entitled to notice of, or to vote at, a shareholders’ meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action to which the record date relates, notwithstanding any transfer of shares on the Corporation’s books after the record date.  This Section 6.4 shall not affect the rights of a shareholder and the shareholder’s transferor or transferee as between themselves.

6.5                               Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person’s equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest, except as expressly required by applicable law.

ARTICLE VII
INDEMNIFICATION

7.1                               Mandatory Indemnification; Advance Expenses.  The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act (“MBCA”), (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), including any appeal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, member, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, against expenses (including actual and reasonable attorney fees and disbursements), judgments, (other than in an action by or in the right of the Corporation), penalties, fines, excise taxes and amounts paid in settlement actually and incurred by him or her in connection with such action, suit, or proceeding (collectively, “Covered Matters”); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter if, in the case of this clause (b), the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances.

7.2                               Permissive Indemnification.  The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

7.3                               Nonexclusivity.  The indemnification or advancement of expenses provided under this Article VII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other arrangement with the Corporation.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

7.4                               Contract Right.  The rights conferred in this Article VII shall be contract rights and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person’s capacity as a director or officer.  No amendment or repeal of Article VII shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

7.5                               Enforcement of Rights.  Any determination with respect to indemnification or payment in advance of final disposition under this Article VII shall be made promptly, and in any event within 30 days, after written request to the Corporation by the person seeking such indemnification or payment.  If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such determination or authorization are required), then such indemnification or payment in advance of final disposition under this Article VII shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article VII, the Articles of Incorporation or applicable law have been satisfied.  The rights granted by this Article VII shall be enforceable by such person in any court of competent jurisdiction.

ARTICLE VIII
GENERAL PROVISIONS

8.1                               Checks and Funds.  All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates.  All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

8.2                               Fiscal Year.  The fiscal year of the Corporation shall end on such date as the Board of Directors from time to time determines.

8.3                               Corporate Seal.  The Board of Directors may adopt a corporate seal for the Corporation.  The corporate seal, if adopted, shall be circular and contain the name of the Corporation and the words “Corporate Seal Michigan”.  The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.  Documents otherwise properly executed on behalf of the Corporation shall be valid and binding upon the Corporation without a seal, whether or not one is adopted by the Board of Directors.

8.4                               Books and Records.  The Corporation shall keep within or outside of Michigan books and records of account and minutes of the proceedings of its shareholders, Board of Directors and Board committees, if any.  The Corporation shall keep at its registered office or at the office of its transfer agent within or outside of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became recordholders of shares.  Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

8.5                               Control Share Acquisitions.  Chapter 7B of the MBCA shall not apply to control share acquisitions of shares of the Corporation.

ARTICLE IX
AMENDMENTS

These Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or a majority of the Board of Directors then in office.  The Articles of Incorporation or these Bylaws may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

ARTICLE X
SCOPE OF BYLAWS

These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Articles of Incorporation; to the extent they are not consistent, applicable law and the Articles of Incorporation shall govern.